Exhibit 10.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

Dated October 25 2004
(1) Quadrant Drug Delivery Limited
- and -
(2) Profibrix B.V.

Fibrocaps Patent Licensing Agreement

Contents
Clause    Title    Page No
BACKGROUND:2
1.DEFINITIONS    2
2.CONDITION PRECEDENT    9
3.LICENCES    10
4.PAYMENTS    10
5.PAYMENT TERMS    12
6.RECORDS AND AUDITS    13
7.DEVELOPMENT OF FIBROCAPS PRODUCTS    14
8.FILING, PROSECUTION AND MAINTENANCE    14
9.WARRANTIES    15
10.LIMITATION OF LIABILITY AND INDEMNITY    16
11.EXPIRY AND TERMINATION    17
12.CONSEQUENCES OF EXPIRY OR TERMINATION    18
13.GENERAL    19
Schedule 1 - The Fibrocaps Patents24
Schedule 2 - The Licensed Patents25
Schedule 3 - Assignment of the Fibrocaps Patents26
Schedule 4 - Development Plan30
Schedule 5 - Royalty and Licensing Revenue Statement Information32
Schedule 6 - Expert Resolution Procedure33

THIS AGREEMENT is made the 25 day of October 2004
BETWEEN:-

(1)
Quadrant Drug Delivery Limited a company incorporated under the laws of England with company registration number 2704727 and whose registered office is at 1 Mere Way, Ruddington, Nottingham, NG11 6JS, England (“Quadrant”); and

(2)	Profibrix B.V. a company registered in The Netherlands whose statutory seat is at Acacialaan 7, 2351 CA, Leiderdorp, The Netherlands (“Profibrix”).

BACKGROUND:

(A)	Quadrant is the owner of the patents and patent applications set out in Schedules 1 and 2 of this Agreement.

(B)
Quadrant is willing to grant to Profibrix and Profibrix wishes to receive exclusive and non-exclusive worldwide licences under the patents and patent applications set out in Schedule 1 of this Agreement in accordance with and subject to the provisions of this Agreement.

(C)
Quadrant is willing to grant to Profibrix and Profibrix wishes to receive a non-exclusive, worldwide licence under the patents set out in Schedule 2 in accordance with and subject to the provisions set out in this Agreement.

THE PARTIES AGREE AS FOLLOWS:-

1.	DEFINITIONS
In this Agreement the following expressions shall have the following meanings:-

1.1 “Associate”
means in relation to a party, any body-corporate or other legal entity which:-
(a) is directly or indirectly owned and/or controlled by that party;
(b) that directly or indirectly owns and/or controls that party; or
(c) is directly or indirectly owned and/or controlled by the legal entity referred to in (b) above.
In the case of legal entities having stocks and/or shares, ownership or control shall exist through the direct or indirect ownership and/or control of more than fifty percent of the voting shares. In the case of any other legal entity, ownership and/or control shall exist through the ability to directly or indirectly control the management and/or business of the legal entity;

1.2 “Anniversary Date”	the first anniversary of the Closing Date;

1.3 “API”
any compound which is intended or represented to have a diagnostic or prophylactic or therapeutic effect. For the avoidance of doubt API shall include Factor VIII and botulinum toxin, and shall include substances manufactured by processes such as chemical synthesis; fermentation; recombinant DNA or other biotechnology methods; isolation/recovery from natural sources; or any combination of these processes;

1.4 “Authorised Development Costs”
the costs and expenses incurred by Profibrix in the development of the Fibrocaps Products provided that such costs and expenses are either-
(i) specified in the Development Plan; or
(ii) incurred with the prior written consent of Quadrant;

1.5 “BioPartner”	BioPartner Start-up Ventures C.V., a partnership (“commanditaire vennootschap”) incorporated under the laws of The Netherlands with registered office at (1098 SM) Amsterdam at the Kruislaan 406;
1.6 “Closing Date”	the date upon which the Condition Precedent is fulfilled;
1.7 “Condition Precedent”	the condition precedent set out in Clause 2.1;
1.8 “Development Plan”	the development plan set out in Schedule 4 as amended from time to time with the agreement of both parties;
1.9 “Excluded Field”	shall mean any pharmaceutical preparation which:- [**];
1.10 “Fibrocaps Field”
a pharmaceutical formulation that does not fall within the Excluded Field comprising spray dried human fibrinogen or variants thereof and/or thrombin, but excluding any other APIs, for administration to humans for the sole purpose of controlling or preventing bleeding;

1.11 “Fibrocaps Granted Patents”
means:-
(a) the patents listed in Schedule 1;
(b) any patents granted in respect of the Fibrocaps Patent Applications; and
(c) any re-issue, re-examination or renewals thereof and any extensions of the exclusivity granted in connection with the patents referred to in (a) and/or (c) above, including extensions granted under the US Drug Price Competition and Patent Term Restoration Act 1984 and the EC Supplementary Protection Certificate Regulation (Council Regulation (EEC) No. 1768/92) and any legislation, amending, replacing or implementing the foregoing;

1.12 “Fibrocaps Patent Applications”
patent applications listed in Schedule 1 including any continuation applications, divisional applications or continuation-in-part applications relating to such patent applications and any national or international patent applications claiming priority from such patent applications anywhere in the world;

1.13 “Fibrocaps Patents”
means:-
(a) the patents listed in Schedule 1;
(b) the patent applications listed in Schedule 1 including any continuation applications, divisional applications or continuation-in-part applications relating to such patent applications and any national or international patent applications claiming priority from such patent applications anywhere in the world;
(c) the patents granted in respect of the patent applications referred to in (b) above;and any re-issue, re-examination or renewals thereof and any extensions of the exclusivity granted in connection with the patents referred to in (a) and/or (c) above, including extensions granted under the US Drug Price Competition and Patent Term Restoration Act 1984 and the EC Supplementary Protection Certificate Regulation (Council Regulation (EEC) No. 1768/92) and any legislation, amending, replacing or implementing the foregoing;

1.14 “Fibrocaps Product”
any product, including any pharmaceutical formulation comprising spray dried fibrinogen and/or thrombin microcapsules or any variant thereof, whose development, manufacture, import, marketing, use, site or supply falls within the scope of one or more of the Fibrocaps Patents;

1.15 “Granted Patents”
means:-
(a) the patents listed in Schedules 1and 2;
(b) any patents granted in respect of the Patent Applications; and
(c) any re-issue, re-examination or renewals thereof and any extensions of the exclusivity granted in connection with the patents referred to in (a) and/or (c) above, including extensions granted under the US Drug Price Competition and Patent Term Restoration Act 1984 and the LC Supplementary Protection Certificate Regulation (Council Regulation (EEC) No. 1768/92) and any legislation, amending, replacing or implementing the foregoing;

1.16 “Intellectual Property Rights”
patents, any extensions of the exclusivity granted in connection with patents, registered designs, applications for any of the foregoing (including, continuations, continuations-in-part and divisional applications), the right to apply for any of the foregoing, copyrights, design rights, rights, moral rights, database rights, publication rights, rights in know-how, trade secrets and confidential information and all other forms of intellectual property which may exist anywhere in the world;

1.17 “Licences”	the licences granted to Profibrix under Clause 3.1 and 3.2 and 3.3;

1.18 “Licensed Patents”
means:-
(a) the patents listed in Schedule 2;
(b) the patent application listed in Schedule 2 including any continuation applications, divisional applications or continuation-in-part applications relating to such patent applications and any national or international patent applications claiming priority from such patent applications anywhere in the world;
(c) the patents granted in respect of the patent applications referred to in (b) above; and
(d) any re-issue, re-examination or renewals thereof and any extensions of the exclusivity granted in connection with the patents referred to in (a) and/or (c) above, including extensions granted under the US Drug Price Competition and Patent Term Restoration Act 1984 and the EC Supplementary Protection Certificate Regulation (Council Regulation (EEC) No. 1768/92) and any legislation, amending, replacing or implementing the foregoing;

1.19 “Licensed Product”	means any product whose development, manufacture, import, marketing, use, sale or supply falls within the scope of one or more of the Licensed Patents;
1.20 ‘‘Licensing Revenues”
any sums or other consideration received by Profibrix and/or its Associates in respect of the licensing of the Patents including sums received under any Profibrix Licence Agreement but excluding any sums received by Quadrant pursuant to Clauses 3.2 and 3.3;

1.21 “Marketing Partners”	any third party appointed by Profibrix and/or its Associates to make sales of Fibrocaps Products;

1.22 “Net Sales Value”
the amount billed or invoiced by Profibrix, its Associates and/or Profibrix Licensees to third parties in respect of supplies of the Products less the following items as indicated on the relevant invoice and appropriate documents: sales taxes, costs of delivery, trade discounts actually granted, amounts actually repaid or credited for defective or returned Products;

1.23 ‘Patent Applications”
patent applications listed in Schedules 1 and 2 including any continuation applications, divisional applications or continuation-in-part applications relating to such patent applications and any national or international patent applications claiming priority from such patent applications anywhere in the world:

1.24 “Patents”	the Granted Patents and the Patent Applications;
1.25 “Personnel”	officers, employees, consultants, agents, representatives, contractors and advisers:
1.26 “Products”	the Fibrocaps Products and/or the Licensed Products;
1.27 “Profibrix Licence Agreement”	any Sub-licence Agreement and any licence granted by Profibrix to a Profibrix Licensee under the Fibrocaps Patents and/or under a Licensed Patent in the Fibrocaps Field:
1.28 “Profibrix Licensee”
means:-
(a) a Sub-licensee;
(b) a Marketing Partner; and
(c) any third party (including an Associate of Profibrix) to whom Profibrix has directly or indirectly licensed, sub-licensed, contracted or otherwise transferred any of Profibrix’s rights and/or obligations under the Fibrocaps Patents;

1.29 “Quarter	the quarterly periods ending 31 March, 30 June, 30 September and 31 December;
1.30 “Signature Date”	the date of this Agreement as written above;
1.31 “Sub-licence Agreement”	any agreement between Profibrix and a Sub-licensee relating to the Licences;

1.32 “Sub-licensee”
a third party (including an Associate of Profibrix) to whom Profibrix has directly or indirectly sub-licensed, sub-contracted or otherwise transferred any of Profibrix’s rights and/or obligations under the Licence;

1.33 ‘Subscription Agreement”	the share subscription agreement executed by Quadrant and Profibrix on the Signature Date;
1.34 “Research Agreement”	the Fibrocaps Experimental Research & Development Agreement executed by Quadrant and Profibrix on the Signature Date;
1.35 Synthocytes Patent Licensing Agreement	the agreement titled “Synthocytes Patent Licensing Agreement” entered into by Quadrant and Profibrix on the Signature Date; and
1.36 “Technology”	the technology claimed by the Patents.

2.	CONDITION PRECEDENT

2.1
The provisions of this Clause 2 shall take effect on the Signature Date. The provisions of Clauses 3-13 of this Agreement shall not take effect until the date on which BioPartner has paid to Profibrix at least €225,000.00 (two hundred and twenty-five thousand Euros) in respect of the issue to BioPartner of 444 (four hundred and forty-four) ordinary shares in Profibrix with a nominal value of €10.00 (ten Euros) each on terms and conditions that are no more favourable to BioPartner than the terms and conditions set out in the Subscription Agreement.

2.2
Profibrix shall promptly notify Quadrant once the Condition Precedent has been fulfilled and at the same time provide Quadrant with a true copy of all terms and conditions applicable to the issue to BioPartner of the shares in Profibrix in relation to the fulfilment of the Condition Precedent.

2.3
If the Condition Precedent set out in Clause 2.1 has not been fulfilled by 1st January 2005 then this Agreement shall terminate automatically and neither party shall have any further rights or obligations under this Agreement.

2.4
Quadrant shall inform Profibrix of the costs and expenses incurred by Quadrant and its Associates in negotiating the provisions of this Agreement, the Research Agreement and the Subscription Agreement and in carrying out due diligence on Profibrix. Within 14 days of Quadrant having informed Profibrix of its costs and expenses, Profibrix shall pay to Quadrant (1) the amount of such costs and expenses plus VAT up to a maximum of €15,000.00 (Fifteen thousand Euros) and (2) the costs of executing any of the notorial deeds required to implement the arrangements between the parties.

3.	LICENCES

3.1	Quadrant grants to Profibrix a non-transferable, worldwide, exclusive licence under the Fibrocaps Patents to develop, use, manufacture and sell products within the fibrocaps Field.

3.2	Quadrant grants to Profibrix a non-transferrable, worldwide, non-exclusive licence under the Fibrocaps Patents to develop, use, manufacture and sell products outside the Fibrocaps Field.

3.3	Quadrant grants to Profibrix a non-transferrable, worldwide, non-exclusive licence under the Licensed Patents to develop, use, manufacture and sell products within the Fibrocaps Field.

3.4	Profibrix shall not use and/or exploit the Fibrocaps Patents or Licensed Patents except as expressly authorised under the Licences.

3.5	Profibrix shall have the right to grant sub-licences under the Licence provided that Profibrix enters into a written agreement with each Sub-licensee and ensures that:-

3.5.1	the provisions of the Sub-licence Agreement are entirely consistent with the provisions of this Agreement;

3.5.2	the Sub-licence Agreement shall terminate automatically if this Agreement expires or is terminated;

3.5.3	each Sub-licensee complies fully at all times with the provisions of its Sublicence Agreement;

3.5.4	the Sub-licensee is not entitled to and does not grant further sub-licences in respect of the Licensed Patents without the prior written consent of Quadrant.

3.6	Profibrix shall be responsible to Quadrant for all acts and/or omissions of each Sublicensee as if such acts or omissions had been made by Profibrix.

3.7
Prolibrix shall not enter into any Sub-licence Agreement, waive or otherwise agree not to assert the Patents without obtaining Quadrant’s prior written approval of the Sub-licence Agreement, waiver or non-assertion agreement.

4.	PAYMENTS
Profibrix Shares

4.1
In part consideration for the grant of the Licences, Profibrix shall, in accordance with the provisions of the Subscription Agreement, issue to Quadrant [**] ordinary shares in Profibrix each share having a nominal value of € 10 (ten Euros).

Royalties

4.2
In part consideration for the grant of the Licences , Profibrix shall pay to Quadrant a royalty of [**]% of the Net Sales Value of Fibrocaps Products manufactured and/or supplied by Profibrix, its Associates and/or Profibrix Licensees.

4.3
In part consideration for the grant of the Licences Profibrix shall pay to Quadrant a royalty of [**]% of the Net Sales Value of Licensed Products manufactured and/or supplied by Profibrix, its Associates and/or Profibrix Licensees provided that Profibrix shall not be required to pay a royalty under this Clause 4.3 in respect of a unit of Licensed Product if Profibrix is required to pay a royalty under Clauses 4.2 in respect of that unit of Licensed Product.

4.4
If Profibrix, its Associates and/or Profibrix Licensees supply any Products other than on normal arm’s-length commercial terms exclusively for money, the Net Sales Value of the Product supplied shall for the purposes of this Agreement be deemed to be whichever is the higher of the Fair Market Value of the Product or the actual price at which Profibrix, its Associates or Profibrix Licensees supplied the Product.

4.5
If Profibrix, its Associates and/or Profibrix Licensees supply any Products as part of a package of products or services then the Net Sales Value of the Products shall for the purposes of this Agreement be deemed to be the proportion of the package price fairly attributed to the Product concerned in the relevant invoice to the customer.

4.6
For the purpose of Clause 4.4 “Fair Market Value” shall mean the value of the Product sold to similar customers in countries with similar pricing and reimbursement structures and for similar quantities. Any dispute as to the determination of a Fair Market Value that cannot be resolved through discussion between the parties shall be referred to an expert for resolution in accordance with the provisions of Schedule 6.

Revenue Share

4.7
In part consideration for the grant of the Licences, Profibrix shall pay to Quadrant [**]% of any Licensing Revenues received by Profibrix and/or its Associates under any Profibrix Licence Agreement executed by Profibrix on or before the Anniversary Date.

4.8
In part consideration for the grant of the Licences, with respect to Profibrix Licence Agreements executed by Profibrix after the Anniversary Date, Profibrix shall pay to Quadrant [**]% of the difference between (1) the Licensing Revenue received by Profibrix and/or its Associates under such Profibrix Licence Agreement and (2) any Authorised Development Costs that have not previously been deducted from Licensing Revenue pursuant to this Clause 4.8.

4.9	For the avoidance of doubt, Quadrant shall not be required to refund any royalties or Licensing Revenues paid under this Agreement including as a consequence of:-

4.9.1	a Patent Application being wholly or partly amended, refused, rejected or otherwise ceasing to continue; and/or

4.9.2	a Granted Patent being wholly or partly amended, revoked, nullified otherwise ceasing to continue in force.

5.	PAYMENT TERMS

5.1	Within 30 days of the end of each Quarter, Profibrix shall provide Quadrant with a royalty and revenue statement for that Quarter setting out the information listed in Schedule 5.

5.2	Profibrix shall pay the sums due to Quadrant under Clauses 4.2 and 4.3 in respect of supplies of Products made during any Quarter within 30 days of the end of such Quarter.

5.3
Profibrix shall pay sums due to Quadrant under Clauses 4.7 and 4.8 in respect of Licensing Revenue received by Profibrix and/or its Associates during any Quarter within 30 days of the end of such Quarter.

5.4	All sums payable under this Agreement:-

5.4.1	are exclusive of any value added tax or any other sales lax or duties, which where applicable, shall be payable by Profibrix in addition;

5.4.2	shall be paid in euros (or its successor) by direct transfer to the credit of Quadrant’s bank account, details of which shall be notified to Profibrix as and when necessary;

5.4.3
shall be paid in full by the due date for payment as specified in this Agreement. If Profibrix fails to pay any sum due under this Agreement in full by the due date for payment then Quadrant may, without prejudice to any other right or remedy available to Quadrant, charge interest on any outstanding amount on a daily basis at a rate equivalent to the Euribor Offered Rate (6 months) then in force plus 2%;

5.4.4
shall be paid in full without any deductions (including deductions in respect of items such as income, corporation or other taxes, charges and/or duties) except insofar as Profibrix is required by law to deduct withholding tax from sums payable to Quadrant. If Profibrix is required by law to deduct withholding tax then Profibrix shall:-

5.4.4.1	ensure that the deduction or withholding does not exceed the minimum amount required to comply with relevant tax law requirements;

5.4.4.2	account to the relevant taxation or other authorities with the full amount of the deduction or withholding within the period for payment permitted by the applicable law;

5.4.4.3
provide to Quadrant within the period for payment permitted by the relevant law either an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or if such receipts are not issued by the taxation authorities concerned certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

5.4.4.4	co-operate with Quadrant to ensure that the amount of any deductions or withholdings required by law are kept to a minimum and that Quadrant obtains a tax credit in respect of the amount withheld.

5.4.5
If Products are sold or supplied by Profibrix, its Associates and/or Profibrix Licensees in a currency other than Euros (or its successor), the royalties payable in respect of such sales under this Agreement shall be first determined in the currency of invoice and then converted into Euros (or its successor) at the open middle market spot rate of exchange in London as published in the Financial Times on the last day of the Quarter in which such sales took place or the Licensing Revenue was received by Profibrix.

6.	RECORDS AND AUDITS
Maintenance of Records

6.1
During the term of this Agreement and for a period of 3 years thereafter, Profibrix shall and shall procure that its Associates, and Profibrix Licensees shall, keep at their normal place of business detailed, accurate and up-to-date records and books of account showing the quantity, description and value of all Products supplied by Profibrix, its Associates and Profibrix Licensees in each country in each case during the previous 3 years. Profibrix shall ensure that such records and books and account are sufficient to ascertain the royalties and share of Licensing Revenue payable to Quadrant under this Agreement.

Inspections

6.2
Profibrix shall, and shall procure that its Associates and Profibrix Licensees shall, make their records and books available for inspection during normal business hours by an independent professional accountant appointed by Quadrant for the purpose of verifying the accuracy of any statement provided by Profibrix to Quadrant pursuant to Clause 6.1.

Quadrant’s accountant should be entitled to take copies of such records and books solely for the purposes of carrying out the verification.

6.3
Quadrant shall be entitled to have inspections carried out pursuant to Clause 6.2 once every calendar year (and once following termination or expiry of this Agreement) on giving Profibrix, its Associates and/or Profibrix Licensees 2 weeks written notice prior to each inspection.

6.4
Quadrant shall bear the cost of carrying out the inspections referred to in Clause 6.2 unless there is an error of more than 5% in any royalty and Licensing Revenue statement provided by Profibrix, in which case Profibrix shall immediately pay to Quadrant the costs of making the relevant inspection. If Quadrant’s inspection shows that Profibrix has paid more than the amounts properly due under this Agreement then Profibrix shall be entitled to deduct such excess from the sums payable to Quadrant under this Agreement. If Quadrant’s inspection reveals a deficit then, without prejudice to any other right or remedy available to Quadrant, Profibrix shall promptly make good the deficit and pay interest on the deficit at the Euribot Offered Rate (6 months plus 2% from the date upon which the deficit arose to the date upon which the deficit was paid.

7.	DEVELOPMENT OF FIBROCAPS PRODUCTS
Profibrix shall use its best efforts to complete successfully the development programme specified in the Development Plan by the Anniversary Date.

8.	FILING, PROSECUTION AND MAINTENANCE

8.1
Quadrant shall use reasonable efforts at Profibrix’s cost and expense to procure the grant of the Fibrocaps Patent Applications. Quadrant shall take account of Profibrix’s views concerning the prosecution strategy for the Fibrocaps Patent Applications.

8.2	Quadrant shall, at Profibrix’s expense, use reasonable efforts to maintain the Fibrocaps Granted Patents.

8.3
At least 90 days before allowing any Fibrocaps Patent to lapse or abandoning any application for a Fibrocaps Patent, Quadrant shall notify Profibrix of the identity of the Fibrocaps Patent concerned and its intention to allow it to lapse or to abandon it. At the request of Profibrix, Quadrant shall promptly assign to Profibrix, free of charge, the Fibrocaps Patent concerned and the parties shall execute an assignment in the form set out in Schedule 3.

8.4
Subject to Clause 8.6, Profibrix shall not assign, or agree to assign, grant an option to assign, or otherwise encumber all or any of the Fibrocaps Patents assigned to Profibrix under Clause 8.3 on or before the Anniversary Date.

8.5
Profibrix shall not assign or otherwise transfer all or any of the Fibrocaps Patent assigned to Profibrix under Clause 8.3 unless the proposed assignee has entered into a legally binding written agreement with Quadrant on terms reasonably required by Quadrant to ensure (1) Quadrant continues to receive payments that are the same as those that would have been payable under this Agreement; and (2) such assignment does not affect Quadrant’s ability to exercise any of the rights granted to Quadrant under this Agreement.

8.6
Profibrix shall not grant any right, licence, waiver or otherwise agree not to assert any or all of the Fibrocaps Patents assigned to Profibrix under Clause 8.3 without the prior written approval by Quadrant of the terms of the relevant agreement.

8.7	For the avoidance of doubt, Quadrant shall not be under any obligation to file, prosecute, maintain, defend and/ or enforce the Licensed Patents.

8.8
If Quadrant finds that any of the Fibrocaps Patents are being infringed by a third party then Quadrant will notify Profibrix of such infringement. If Profibrix informs Quadrant that it does not intend to take action against the infringer or Profibrix fails to take action against the infringer within 90 days of the date of Quadrant’s notice to Profibrix then Quadrant shall be entitled to take action against the infringer in Profibrix’s name at Quadrant’s own cost and expense. Any award of damages or costs arising out of such action taken by Quadrant shall belong to Quadrant.

9.	WARRANTIES

9.1	Quadrant warrants to Profibrix that at the Signature Date:-

9.1.1	Quadrant is the sole legal and beneficial owner of the Fibrocaps Patents;

9.1.2	Quadrant has not granted any rights under the Fibrocaps Patents to third parties in the Fibrocaps Field and has not granted any exclusive right outside of the Fibrocaps Field;

9.1.3	Quadrant is the owner of the Licensed Patents and has the right to grant the Licences;

9.1.4	the Granted Patents are subsisting and all payments due to patent offices in respect of the maintenance of the Granted Patents prior to the Signature Date have been paid;

9.1.5	to the best of Quadrant’s knowledge Quadrant has not received notice that interference and/or opposition proceedings have been initiated against any of the Fibrocaps Patents.

9.1.6	Quadrant has not received notice that interference and/or opposition proceedings have been initiated against any of the Fibrocaps Patents.

9.2
All statements and representations (other than fraudulent misrepresentations), warranties, terms and conditions (except for those set out in this Agreement) including any implied by statute, common law or otherwise are hereby excluded to the maximum extent permissible by law.

9.3	Without prejudice to the generality of Clause 9.2 and save for the warranties set out in Clause 9.1, Quadrant does not give any warranty, representation or undertaking:-

9.3.1	as to the efficacy, usefulness, safety or commercial or technical viability of the Technology and/or any products made or processes carried out using the Technology;

9.3.2	that any of the Granted Patents is or will be valid or that any of Patent Applications will results in the grant of a valid patent;

9.3.3	that the Technology can be freely exploited in all or any parts of the world;

9.3.4	that the Technology will not infringe the Intellectual Property Rights or other rights of any third party; and/or

9.3.5	that a Patent will be upheld or continue in force if that Patent is the subject of interference proceedings or other similar proceedings.

10.	LIMITATION OF LIABILITY AND INDEMNITY

10.1
Profibrix shall assume all risks associated with the development, manufacture, use and supply of the Products and shall be responsible for third party claims relating to the Products including claims based upon product liability laws and/or infringement of third party Intellectual Property Rights.

10.2
Subject to the provisions of Clauses 13.11, Quadrant, its Associates and their Personnel shall have no liability to Profibrix whether in contract, tort or common negligence or otherwise for any loss or damage arising out of or in connection with:-

10.2.1
the exercise by Profibrix of any of its rights under this Agreement or the Patents including any research, development, manufacture, use, distribution or supply of Products by Profibrix, its Associates and/or the Profibrix Licensees; and/or

10.2.2	any possession or use by a third party of Products manufactured and/or supplied by or on behalf of Profibrix, its Associates and/or the Profibrix Licensees.

10.3
Profibrix shall fully indemnify, and at all times keep Quadrant, its Associates and Personnel fully indemnified, against any and all liability, damages, claims, proceedings, expenses (including, legal expenses and expert’s fees) arising out of or in connection with:-

10.3.1
the activities of Profibrix, its Associates and/or the Profibrix Licensees pursuant to this Agreement and/or in relation to the Patents including any research, development, manufacture, use, distribution or supply of Products and/or

10.3.2	any possession or use by a third party of Products manufactured and/or supplied by or on behalf of Profibrix, its Associates, and/or the Profibrix Licensees.

10.4
Quadrant shall subject to Clause 10.7 fully indemnify, and at all times keep Profibrix, its Associates and Personnel fully indemnified, against any and all liability, damages, claims, proceedings, expenses (including, legal expenses and expert’s fees) arising out of or in connection with:-

10.4.1
any research, development, manufacture, use, distribution or supply of products by Quadrant, its Associates and/or its sub-licensees whose development, manufacture or supply falls within the scope of one or more of the fibrocaps Patents; and/or

10.4.2
any possession or use by a third party of products whose development, manufacture or supply falls within the scope of one or more of the fibrocaps Patents manufactured and/or supplied by or on behalf of Quadrant, its Associates, and/or its sub-licensees.

10.5
Subject to the provisions of Clause 13.11 the total liability of Quadrant for all claims arising out of or in connection with this Agreement (and any assignment pursuant thereto), the Research Agreement, the Synthocytes Patent Licensing Agreement (and any assignment pursuant thereto) and/or the Subscription Agreement, shall not exceed €100,000 (One Hundred Thousand Euros). The provisions of this Clause 10.5 shall not apply to claims arising out of Clause 10.4.

10.6	Except as provided in Clause 13.11, Quadrant shall not be liable for the following loss or damage however caused and even if foreseeable by Quadrant:-

10.6.1	economic loss, which shall include loss of profits, business, revenue, goodwill, or anticipated savings;

10.6.2	special, indirect or consequential loss;

10.6.3	loss arising from any claim made against Profibrix by any third party; or

10.6.4	loss or damage arising from Profibrix’s failure to fulfil its responsibilities for any matter under the control of Profibrix.

10.7	The indemnity set out in Clause 10.4 shall not apply to any liability, damages, claims, proceedings, expenses (including legal expenses and expert’s fees) arising out of or in connection with:-

10.7.1	any research, development, manufacture, use, distribution or supply of products by Quadrant and/or its Associates for or on behalf of Profibrix and/or its Associates; and/or

10.7.2	any possession or use by a third party of products manufactured and/or supplied by Quadrant and/or its Associates for or on behalf of Profibrix and/or its Associates.

11.	EXPIRY AND TERMINATION

11.1	Unless terminated earlier in accordance with the provisions of this Agreement, this Agreement shall expire when the last of the Patents ceases to be in force.

11.2	Either party may terminate this Agreement forthwith by giving immediate notice of termination to the other party if:-

11.2.1	the other party commits a material breach of this Agreement which is not capable of remedy; or

11.2.2	the other party commits a material breach of this Agreement which is capable of remedy and having been notified of such breach fails to remedy it within 60 days of notification.

11.3	For the purposes of Clause 11.2, a breach shall be deemed to be capable of remedy if:-

11.3.1	the party in breach can comply with the provision(s) that have been breached in all respects other than as to time of performance; and

11.3.2	the breach is not one of a persistent series of breaches by the party in breach.

11.4	Quadrant may terminate this Agreement forthwith by giving Profibrix immediate notice of termination if:-

11.4.1	Profibrix fails to pay in full any payments due under this Agreement or the Research Agreement within 60 days of receiving notice from Quadrant demanding such payment;

11.4.2	Profibrix, its Associates and/or the Profibrix Licensees dispute or directly or indirectly assist any third party to dispute, the ownership, validity and/or scope of any of the Licensed Patents.

11.5	Quadrant may terminate this Agreement forthwith by giving Profibrix immediate notice of termination if:-

11.5.1	an order is made or a resolution passed for the winding-up of Profibrix (other than for the purpose of a solvent scheme of reorganisation or amalgamation);

11.5.2
Profibrix has been declared bankrupt, has been granted suspension of payment on a temporary basis or otherwise or has become subject to any other similar regulation, the foregoing irrespective of whether or not that situation is recoverable;

11.5.3	as a consequence of financial difficulties, Profibrix makes any voluntary arrangement with its creditors outside a bankruptcy, suspension of payments or any other similar regulation;

11.5.4	Profibrix ceases to continue its business;

11.5.5	Profibrix becomes unable to pay its debts as and when they fall due; or

11.5.6	as a consequence of debt and/or maladministration, Profibrix takes or suffers any similar or analogous action to those listed in Clauses 11.5.1 to 11.5.5 above.

12.	CONSEQUENCES OF EXPIRY OR TERMINATION

12.1	On expiry or termination of this Agreement for any reason:-

12.1.1
Profibrix shall within 30 days of the date of expiry or termination pay to Quadrant all sums due to it under this Agreement in respect of the period up to and including the date of expiry or termination including any royalties payable on Products supplied prior to or on the date of expiry or termination;

12.1.2	any rights or remedies of each of the parties arising from any breach of this Agreement shall continue to be enforceable notwithstanding expiry or termination; and

12.1.3
the following provisions shall continue in full force and effect Clause 1, (Definitions), Clause 5 (to the extent royalties remain outstanding). Clause 6 (Payment Terms), Clause 13 (Termination), Clause 14 (Consequences of termination) and Clause 15 (General).

12.2	On termination of this Agreement for any reason:-

12.2.1
Profibrix shall promptly reassign any Fibrocaps Patents that Quadrant has assigned to Profibrix pursuant to Clause 8.3 to Quadrant and at Quadrant’s request assign to Quadrant any Profibrix Licence Agreement;

12.2.2
the Licences shall terminate automatically and Profibrix shall, and shall procure that its Associates and Profibrix Licensees shall, forthwith cease all activities requiring a licence under the Patents.

12.3	Profibrix hereby appoints Quadrant as it attorney to effect on its behalf any assignment of the Fibrocaps Patents which Profibrix has failed to make to Quadrant within 7 days in accordance with the terms of Clause 12.2.1 with the right but not the obligation to do any and all acts and things necessary to effect unconditionally such assignment including the right for Quadrant to execute all deeds, documents or instruments and swear any oaths or declarations in the name of and on behalf of Profibrix necessary for such purpose. Quadrant’s appointment as attorney under this Clause 12.3 is given to secure Quadrant’s interest in the Fibrocaps Patents and to secure the performance of Profibrix’s obligations to assign the Fibrocaps Patents in the event of termination and such appointment shall be perpetual and irrevocable, notwithstanding Profibrix entering into liquidation, being wound-up or dissolved or having a receiver, manager, administrator, administrative receiver or similar person appointed over any of its assets.

12.4	In the event that the Fibrocaps Patents are assigned back to Quadrant from Profibrix pursuant to Clause 8.2:-

12.4.1	Profibrix shall no longer be entitled to exploit in any way, either directly or indirectly, the Fibrocaps Patents in so far and for so long as any of the Fibrocaps Patents remain in force; and

12.4.2
Profibrix shall disclose to Quadrant all rights under licence agreements and interests granted by Profibrix or its Affiliates under the Fibrocaps Patents; and at Quadrant’s request shall assign to Quadrant the benefit of such licence agreements and interests.

13.	GENERAL
Interpretation

13.1	In this Agreement:-

13.1.1	“including” means including without limitation; “include” and “includes” shall be construed accordingly.

13.1.2	the headings are for convenience only and shall not affect the interpretation of this Agreement;

13.2
In the event of any inconsistency or conflict between the provisions of the main body of this Agreement (Clauses 1 - 13) and the provisions of the Schedules to this Agreement, the provisions of the main body of this Agreement shall override those of the Schedules to the extent of the inconsistency or conflict only.

Notices

13.3	Any notice or other communication given under this Agreement shall be in writing in the English language and shall be:-

13.3.1	delivered by hand; or

13.3.2	sent by pre-paid airmail; or

13.3.3	sent by fax (confirmed by pre-paid airmail placed in the post on or on the day after the date of transmission);
to the address or fax number set out below or to such other address or fax number as may from time to time be notified to the other party in writing.

Notices to Quadrant: The Company Secretary Quadrant Drug Delivery Limited 1 Mere Way Ruddington Nottingham, NG11 6JS England Fax: +44 115 9748420
Notices to Profibrix:
CEO
Profibrix B.V.
Acacialaan 7
2351 CA
Leiderdrop
The Netherlands
Copy to:
mr.drs. Carine van den Brink
Advocaat
Van den Brink
Advocaat
Van den Brink Legal Services
Sarphastraat 203
1018 GJ Amsterdam
Fax: +31 20428 5059

13.4	Any notice given under Clause 13.2 shall be deemed to have been received:-

13.4.1	on the date of delivery if delivered by hand prior to 5:00 pm on a business day, otherwise on the next business day following the date of delivery;

13.4.2	on the fifth business day from and including the day of posting in the case of pre-paid airmail; or

13.4.3	on the next business day following the day of transmission in the case of facsimile (confirmed by pre-paid first class post/airmail as provided above).

13.5	In Clause 15.3, business day shall mean a day that is not Saturday, Sunday and/or a public holiday in the country to which the notice is sent.
Severability

13.6	If any prevision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable then the remaining provisions of this Agreement shall continue in full force and effect. The judicial or other competent authority making such determination shall have the power to limit, construe or reduce the duration, scope, activity and/or area of such provision and/or delete specific words or phrases as necessary to render, such provision enforceable.
Waiver

13.7
Failure or delay by either party to exercise any right or remedy under this Agreement shall not be deemed to be a waiver of that right or remedy, or prevent it from exercising that or any other right or remedy on that occasion or on any other occasion.

Entire Agreement

13.8
This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior oral or written agreements, representations, understandings or arrangements between the parties relating to the subject matter of this Agreement.

13.9	Except as expressly set forth in this Agreement, neither party grants to the other by implication, estoppel or otherwise, any right, title, licence or interest in any intellectual property right.

13.10	The parties acknowledge that they are not relying on any understanding, arrangement, statement, representation, warranty, condition or term which is not set out in this Agreement.

13.11
The parties irrevocably and unconditionally waive any rights and/or remedies they may have to the fullest extent permitted by law (including the right to claim damages and/or to rescind this Agreement) in respect of any misrepresentation other than one which is expressly stated in this Agreement or which was made fraudulently.

13.12	No provision of this Agreement shall operate to:-

13.12.1	exclude any provision implied into this Agreement by English law and which may not be excluded by English law; or

13.12.2
1imit or exclude any liability, right or remedy to a greater extent than is permissible under English law including in relation to (1) death or personal injury caused by the negligence of a party to this Agreement or (2) fraudulent misrepresentation or deceit.

13.13	No change shall be made to this Agreement except in writing in the English language signed by the duly authorised representatives of both parties.
Relationship of the Parties

13.14	Nothing in this Agreement shall create, evidence or imply any agency, partnership, joint venture or employment relationship between the parties.

13.15	Neither party shall act or describe itself as the agent of the other party nor shall either party have or represent that it has any authority to make commitments on behalf of the other.
Assignment and Sub-contracting

13.16
This Agreement is personal to Profibrix and Profibrix shall not assign, transfer, sub-license (except as expressly provided in Clause 4), sub-contract, charge, or otherwise deal in this Agreement or any rights and obligations under this Agreement.

13.17
Quadrant shall have the right to assign this Agreement and its rights and obligations under this Agreement to an Affiliate or to any company or corporation with which it has merged or consolidated or to which it has sold all or substantially all of its assets without the consent of Profibrix, provided that Quadrant shall notify Profibrix thereof in advance. Quadrant shall have the right to assign this Agreement to a Third Party with Profibrix’s prior written consent, such consent not to be unreasonably withheld.

13.18
If a party delegates all or any of its obligations under this Agreement to any third party, the party delegating shall be fully responsible to the other party for the proper performance of those obligations and for any negligent act or omission made by the third party or its staff in relation thereto.

Publicity & Non-disclosure

13.19
Except as required by law, each party shall not, and shall procure that their respective Personnel, their respective Associates and the Personnel of their respective Associates shall not, make any announcement, or comment upon, or originate any publicity, or otherwise provide any information to any third party (other than its legal advisors) concerning this Agreement including the existence of this Agreement, the terms of this Agreement, the performance of this Agreement and/or any dispute or disagreement relating to this Agreement without the prior written consent of the other party, provided, however, that either party may disclose this Agreement to potential financial investors and their advisors that are bound by confidentiality undertakings in the course of the due diligence by such potential investors.

Third Party Rights

13.20
The Contracts (Rights of Third Parties) Act 1999 and any legislation amending or replacing this Act shall not apply in relation to this Agreement or any agreement, arrangement, understanding, liability or obligation arising under or in connection with this Agreement and nothing in this Agreement shall confer on any third party the right to enforce any provision of this Agreement.

Law and Jurisdiction

13.21	The validity, construction and performance of this Agreement shall be governed by English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts in respect thereof.
Schedule 1

The Fibrocaps Patents

File Number	Title	Patent/Application Number	Countries

[**]	[**]	[**]	[**]

Schedule 2

The Licensed Patents

File Number	Title	Patent/Application Number	Countries
[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of seven pages were omitted. [**]

Schedule 3

Assignment of the Fibrocaps Patents
Dated    2004
(1) Quadrant Drug Delivery Limited
- and -
(2) Profibrix B.V.
___________________________
Patent Assignment
___________________________

THIS ASSIGNMENT is made the day of 2004
BETWEEN:-

(1)
Quadrant Drug Delivery Limited a company incorporated under the laws of England with company registration number 2704727 and whose registered office is at 1 Mere Way, Ruddington, Nottingham, NG11 6JS, England (“Quadrant”); and

(2)	Profibrix B.V. a company registered in The Netherlands whose statutory seat is at Acacialaan 7, 2351 CA, Leiderdorp, The Netherlands (“Profibrix”).
BACKGROUND:-

(A)
Quadrant is the owner of (1) the patent applications set out in the Appendix (the “Patent Applications”) and (2) the granted patents set out in the Appendix (the “Granted Patents”). The Patents Applications and the Granted Patents are together referred to as “Patents”.

(B)	Quadrant and Profibrix entered into a Fibrocaps Patent Licensing Agreement dated [insert date] (the “Agreement”) under which Quadrant agreed to assign the Patents to Profibrix.

(C)	Quadrant is willing to assign the Patents to Profibrix and Profibrix wishes to receive the assignment of the Patents in accordance with the provisions of this Agreement.
THE PARTIES AGREE AS FOLLOWS:-

1.	Assignment
Pursuant to the Agreement and in consideration of the sum of one pound receipt of which is acknowledged by Quadrant, Quadrant hereby assigns to Profibrix all of Quadrant’s right, title and interest in the Patents, including:-

1.1
the right in relation to infringements of the Granted Patents and any patents resulting from the Patent Applications, to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise including, without limitation, the right to recover damages for past infringements;

1.2	the right to apply for and the right to be granted patent, or other protection anywhere in the world in respect of the inventions disclosed in the Patents;

1.3	all rights to claim priority anywhere in the world on the basis of the Patents;

1.4	the right to apply for extensions, renewals and Supplementary Protection Certificates in respect of the Granted Patents and any patents resulting from the Patent Applications.

2.	Further Assurances
At the reasonable request of Profibrix, Quadrant shall execute such documents as may be reasonably necessary to give full effect to the provisions of this Assignment.

3.	Law
This Assignment shall be governed by English Law.
Appendix

1.	The Fibrocaps Patents and Patent Applications.
[include up-to-date details of the patents to he assigned]

File Number	Title	Patent/Application Number	Countries
[**]	[**]	[**]	[**]

AGREED by the parties through their duly authorised representatives on the date written at the top of the first page of this Agreement:-

For and on behalf of Quadrant Drug Delivery Limited Signed: Full Name: Job Title:	For and on behalf of Profibrix B.V. Signed: Full Name: Job Title:

Schedule 4

Development Plan
Introduction
Scientific background
Fibrinogen is a natural blood protein that plays a pivotal role in blood clotting. It does so by forming a complex network of fibrin polymers made-up of aggregated fibrinogen molecules that stop the bleeding and provide a matrix for cells involved in primary haemostasis.
In addition to supporting in vivo haemostatic plug formation, fibrinogen is also involved in tissue repair and remodeling, tumor growth, infections, inflammation and the immune response,. Fibrinogen occurs in blood in many different forms and shapes. Each fibrinogen variant has unique properties with respect to fibrin polymer formation, interaction with cells and other functions of the fibrinogen molecules
Technology Platform
Profibrix is developing a fibrinogen technology platform that has the potential to create a large number of new customized products based on fibrinogen with healthcare potential.
Three pivotal element of the fibrinogen technology platform are:

••	Structure-function analysis of fibrinogen variants to determine new unique functional properties that creates product development opportunities.

••	Purification and characterization of fibrinogen variants form different sources (plasma, recombinant systems).

••	Formulation of fibrinogen variants and other components into end-products.
Product Development
Product development strategy
Using natural fibrinogen variants as building blocks has major advantages. Products are fully biodegradable and not likely to trigger any adverse response, furthermore, the unique functions of fibrinogen variants may be captured in new innovative products that arc tailor made for specific applications with better properties than present treatments.
Applications for these medical products or devices are found in the areas of haemostasis, tissue engineering, drug delivery and immune therapy.

ProFibrix’ product development strategy is based on:

••	Identification of medical needs that can be treated using fibrinogen based products.

••	Selection of the fibrinogen variants with optimal functional properties for the products

••	Establishing a commercially feasible manufacturing process for this fibrinogen

••	Development of a formulation that facilitates end-product use and storage.
Lead Product
Fibrocaps: A dry powder fibrin sealant formulation
ProFibrix is developing an improved formulation for human fibrin sealants that are used as topical haemostats for the treatment of acute, severe bleeding after trauma injury or during surgery. Fibrocaps is based on high quality fibrinogen and thrombin formulated as a dry powder which allows pre-mixing of the active components. The advantages of Fibrocaps are:
••    Ease of preparation and application (particularly on large areas)
••    Enhanced and reproducible efficacy due to improved mixing and homogeneity
••    Stable at ambient temperature stored as a ready-for-use fibrinogen /thrombin blend.
••    Increased viral safety profile
••    Utility in different presentation formats (e.g. bandages)
The product is currently in pre-clinical development and pre-clinical proof of concept in validated animal models will be established in HI 2005. A partner will be sought for the clinical development and market introduction which are expected to be competed in 2006 and 2007, respectively.
Product Pipeline
[**]
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]
Schedule 5

Royalty and Licensing Revenue Statement Information

1.	Royalty

In respect of each country where Fibrocaps Products and/or Licensed Products were manufactured and/or supplied by Profibrix, its Associates and/or Profibrix Licensees during that Quarter:-

(i)
the Net Sales Value of Fibrocaps Products expressed both in local currency and in euros together with conversion rates used and the calculation of the royalties payable in respect of the Fibrocaps Products; and

(ii)
the Net Sales Value of Licensed Products expressed both in local currency and in euros together with conversion rates used and the calculation of the royalties payable in respect of the Licensed Products; and

(iii)	the total amount of royalties payable in respect of that country;

2.	Revenue Share
In respect of each country where Licensing Revenues are received by Profibrix and or its Associates during that Quarter:

(i)	the amount of Licensing Revenue; and

(ii)	any Authorised Development Costs

(iii)	expressed both in local currency and in euros together with the conversion rates used and the calculation of any amounts payable to Quadrant pursuant to Clause 5.7.

3.	The World
For the world as a whole:-

(i)	the total amount of royalties payable under Clause 5.2; and

(ii)	the total amount payable under Clause 5.7; and

(iii)	the amount of any withholding tax deducted pursuant to Clause 6.4.4.

Schedule 6

Expert Resolution Procedure

1.
Any dispute arising out of or in connection with Clause 4 of this Agreement and/or arising out of or in connection with the determination of the Net Sales Value shall be referred to an expert by either party serving on the other party notice (“Referral Notice”) that it wishes to refer the dispute to an expert.

2.
The dispute shall be determined by a single independent impartial expert who shall be agreed between the parties or, in the absence of agreement between the parties within 30 days of the service of a Referral Notice, be appointed by the then President of the Institute of Chartered Accountants or any successor organisation thereto or any successor thereto.

3.
30 days after the appointment of the expert pursuant to paragraph 2 both parties shall exchange simultaneously statements of case in no more than 10,000 words, in total, and each side shall simultaneously send a copy of its statement of case to the expert.

4.
Each party may, within 30 day s of the date of exchange of statement of case pursuant to paragraph 3, serve a reply to the other side’s statement of case in no more than 10,000 words. A copy of any such reply shall be simultaneously sent to the expert.

5.
Subject to paragraph 8, there shall be no oral hearing. The expert shall issue his decision in writing to both parties within 30 days of the date of service of the last reply pursuant to paragraph 4 above or, in the absence of receipt of any replies, within 60 days of the date of exchange pursuant to paragraph 3.

6.	The seat of the dispute resolution shall be the normal place of residence of the expert.

7.	The language of the dispute resolution shall be English.

8.
The expert shall not have power to alter, amend or add to the provisions of this Agreement, except that the expert shall have the power to decide all procedural matters relating to the dispute, and may call for a one day hearing if desirable and appropriate.

9.
The expert shall have the power to request copies of any documents in the possession and/or control of the parties which may be relevant to the dispute. The parties shall forthwith provide to the expert and the other party copies of any documents so requested by the expert.

10.	The expert shall decide the dispute as an expert and not as an arbitrator.

11.	The decision of the expert shall be final and binding upon both parties except in the case of manifest error. The parties hereby exclude any rights of application or appeal to any court,

to the extent that they may validly so agree, and in particular in connection with any question of law arising in the course of the reference out of the award.

12.
The expert shall determine the proportions in which the parties shall pay the costs of the expert’s procedure. The expert shall have the authority to order that all or a part of the legal or other costs of a party shall be paid by the other party.

13.
All documents and information disclosed in the course of the expert proceedings and the decision and award of the expert shall be kept strictly confidential by the recipient and shall not be used by the recipient for any purpose except for the purposes of the proceedings and/or the enforcement of the expert’s decision and award

EXECUTED and DELIVERED as a Deed by the parties through their duly authorise representatives on the date written at the top of the first page of this Agreement:-

EXECUTED and DELIVERED as a DEED by ) Quadrant Drug Delivery Limited acting by ) two of its Directors or by its Company ) Secretary and one of its Directors )	Signed: /s/ David Lewis Full Name: David Lewis ~~Director~~/Company Secretary: Signed: /s/ Rajan Uppal Full Name: Rajan Uppal Director
EXECUTED and DELIVERED as a DEED by ) Profibrix B.V., acting by two of its Directors or by ) its Company Secretary and one of its Directors ) )
~~Signed:~~
~~Full Name:~~
~~Director/Company Secretary:~~
Signed: /s/ Jacob Laurens Koopman
Full Name: Jacob Laurens Koopman
Director
JL Koopman is acting in his capacity as sole statutory director of ERTKO B.V., the latter being the sole statutory director of ProFibrix B.V.

AMENDMENT DEED NO 1
THIS AMENDMENT DEED is made the day of 14 February 2007
BETWEEN:-
Quadrant Drug Delivery Limited, a company incorporated under the laws of England with company registration number 2704727 and whose registered office is at 1 Mere Way, Ruddington, Nottingham, NG11 6JS, United Kingdom (“Quadrant”); and

Profibrix B.V., a company registered in The Netherlands whose statutory seat is at Acacialaan 7, 2351 CA, Leiderdorp, The Netherlands (“Profibrix”)
BACKGROUND:-
Quadrant and Profibrix entered into a Fibrocaps Patent Licensing Agreement dated 25 October 2004 (the “Agreement”); and
Quadrant and Profibrix wish to amend the Agreement in accordance with the provisions set out in this Amendment Deed No. 1.
THIS DEED OF AMENDMENT WITNESSES AS FOLLOWS:-
The provisions of this Clause 1 and Clause 6 below shall take effect from the date of this Amendment Deed No. 1. The provisions of Clauses 2 through 5 shall not take effect until Issuance Date 1 (as defined below). If Issuance Date 1 has not occurred by 28 February 2007 then this Amendment Deed No. 1 shall terminate automatically and neither party shall have any further rights or obligations under this Amendment Deed No. 1.
The following definitions shall be added to Clause 1 of the Agreement:

“1.37 “Issuance Date 1”	shall have the meaning given in Clause 2.4 of the Subscription and Shareholders Agreement between Profibrix N.V. and certain shareholders of Profibrix as of the date hereof.”

Clause 9 of the Agreement shall be deleted and replaced as follows:
“9.    WARRANTIES

9.1	Quadrant warrants to Profibrix that, except as disclosed in Clause 9.5, at the Amendment Date:-

9.1.1	Quadrant is the sole legal and beneficial owner of the Fibrocaps Patents;

9.1.2
Quadrant has not granted any rights under Fibrocaps Patents to third parties in the Fibrocaps Field and has not granted any exclusive right under the Fibrocaps Patents to third parties outside of the Fibrocaps Field;

9.1.3	Quadrant is the owner of the Licensed Patents and has the right to grant the Licences;

9.1.4
the Granted Patents set out in Schedule 1 of the Agreement are subsisting and all payments due to patent offices in respect of the registration, and maintenance of the Granted Patents set out in Schedule 1 of the Agreement prior to the Amendment Date have been paid;

9.1.5	to the best of Quadrant’s knowledge Quadrant has not received notice that interference and/or opposition proceedings have been initiated against any of the Fibrocaps Patents;

9.1.6	none of the Fibrocaps Patents is subject to any encumbrance; and

9.1.7
to the best of Quadrant’s knowledge Quadrant has not been made aware pursuant to a written statement from a third party received in respect of a granted Fibrocaps Patent after the date of grant of such Fibrocaps Patent (excluding any written statements received from (i) Profibrix; and/or (ii) an Associate of Profibrix; and/or (iii) a former Associate of Profibrix) that any claim or objections are pending or threatened against Quadrant with respect to the validity, enforceability or ownership of such granted Fibrocaps Patent.

9.2
Where any of the warranties set out in Clause 9.1 are qualified by the expression “to the best of Quadrant’s knowledge” the relevant knowledge in that context shall be deemed to be and limited to the actual knowledge of Colin Dalton as at the Amendment Date, it being understood and acknowledged that he has not made any specific enquiries.

9.3
All statements and representations (other than fraudulent misrepresentations), warranties, terms and conditions (except for those set out in the Agreement as amended by Amendment Deed No. 1) including any implied by statute, common law or otherwise are hereby excluded to the maximum extent permissible by law.

9.4	Without prejudice to the generality of Clause 9.3 and save for the warranties set out in Clause 9.1, Quadrant does not give any warranty, representation or undertaking:-

9.4.1	as to the efficacy, usefulness, safety or commercial or technical viability of the Technology and/or any products made or processes carried out using the Technology;

9.4.2	that any of the Granted Patents is or will be valid or that any of Patent Applications will results in the grant of a valid patent;

9.4.3	that the Technology can be freely exploited in all or any parts of the world;

9.4.4	that the technology will not infringe the Intellectual Property Rights or other rights of any third party; and/or

9.4.5	that a Patent will be upheld or continue in force if that Patent is the subject of interference proceedings or other similar proceedings.

9.5	Some of the Licensed Patents may have lapsed or been abandoned.”
The amendments set out in Clause 3 of this Amendment Deed No. 1 shall take effect from Issuance Date 1.

The Agreement shall continue in full force and effect subject only to the amendments set out in this Amendment Deed No. 1.
The validity, construction and performance of this Amendment Deed No. 1 shall be governed by English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts in respect thereof.
EXECUTED and DELIVERED as a Deed by the parties through their duly authorise representatives on the date written at the top of the first page of this Agreement:-

EXECUTED and DELIVERED as a DEED by

Quadrant Drug Delivery Limited acting by two of its Directors or by its Company Secretary and one of its Directors

EXECUTED and DELIVERED as a DEED by

Profibrix B.V. through Jacob Laurens Koopman , who is permitted to sign in accordance with the laws of the Netherlands
) ) ) ) ) ) ) )
Signed: /s/ Lee Coleman

Full Name: Lee Coleman

Company Secretary

Signed: /s/ Colin Dalton

Full Name: Colin Dalton

Director

Signed: /s/ Jacob Laurens Koopman

Full Name: Jacob Laurens Koopman

Sole Statutory Director of Ertko B.V., the latter being the sole Statutory Director of Profibrix B.V.

AMENDMENT DEED NO 2
THIS AMENDMENT DEED is made the 12th day of June 2007
BETWEEN:-

(1)
Quadrant Drug Delivery Limited, a company incorporated under the laws of England with company registration number 2704727 and whose registered office is at 1 Mere Way, Ruddington, Nottingham, NG11 6JS, United Kingdom (“Quadrant”); and

(2)	ProFibrix B.V., a company registered in The Netherlands whose statutory seat is at Acacialaan 7, 2351 CA, Leiderdorp, The Netherlands (“ProFibrix”)
BACKGROUND:-

(A)	Quadrant and ProFibrix entered into a Fibrocaps Patent Licensing Agreement dated 25 October 2004 (the “Agreement”).

(B)	Quadrant and ProFibrix amended the Agreement pursuant to Amendment Deed No. 1 dated 14 February 2007 (“Amendment Deed No.1”).

(C)	Quadrant and ProFibrix now wish to further amend the Agreement in accordance with the provisions set out in this Amendment Deed No. 2.
THIS DEED OF AMENDMENT WITNESSES AS FOLLOWS:-

1.	DEFINITIONS
New Definitions

1.1	The following new definitions will be included in Clause 1 of the Agreement:-

“Change of Control”
occurs if a person, body corporate or other legal entity who controls ProFibrix ceases to do so, or if another person, body corporate or other legal entity acquires control of ProFibrix. “Control” shall exist through the direct or indirect ownership and/or control of more than fifty per cent of the voting shares of ProFibrix;

“Competing Product”	a dry powder product which, were it to be manufactured and/or supplied in the US, would fall within the scope of the US Fibrocaps Patent ([**]);

1

“CRO”	a provider of contract research services contracted by ProFibrix to carry out pre-clinical research and/or clinical research and /or clinical trials;
“Exclusivity Period”	the period commencing on 12 June 2007 and ending on the 1 February 2008;
“Fibrocaps Know-How”	the Know-How as at 12 June 2007 useful in the Fibrocaps Field and as outlined in Schedule 7;
“Joint IPRs”	shall have the meaning given to that term in Clause 1.12 of the Research and Development Agreement entered into by ProFibrix on 12 June 2007;
“Know-How”	shall mean all secret and substantial know-how developed and owned by Quadrant;
“Know-how Product”	shall mean any product which utilises Fibrocaps Know-How;
“ProFibrix Project IPRs”	shall mean Project IPRs belonging to ProFibrix pursuant to Clause 7.3 of the R&D Agreement;
“Project IPRs”	shall have the meaning given to that term in Clause 1.17 of the R&D Agreement;
“Quadrocytes Patents”	the patents means the patents listed in Schedule 8;
“Quadrant Product”
shall mean any product, including any pharmaceutical formulation of such product or any variant thereof whose development, manufacture, import, marketing, use, sale or supply falls within the scope of one or more claims of a patent forming part of the ProFibrix Project IPRs subsisting in the country in which such manufacture, sale and/or supply took place;

“R&D Agreement”	the Research and Development Agreement entered into by ProFibrix and Quadrant on 12 June 2007;
“RPI”
the Retail Prices Index issued by the United Kingdom Office for National Statistics (published at www.statistics.gov.uk) or such other appropriate official index as may replace the same to measure the costs of living in the United Kingdom; and

“Wound Healing Field”
a pharmaceutical formulation that does not fall within the Excluded Field and/or Fibrocaps Field comprising spray dried human fibrinogen or variants thereof and/or thrombin but excluding any other APIs for administration to humans for the sole purposes of wound healing and/or vascular support.

2

Amended Definitions

1.2	All references to “party” in Clause 1.1 of the Agreement shall be deleted and replaced with the word “entity”.

1.3	The words “but excluding nucleic acid” set out at the end of Clause 1.9a of the Agreement shall be deleted.

1.4	Clause 1.9(d) shall be deleted from the Agreement, and the following words shall be inserted in the Agreement as new Clauses 1.9(d) to 1.9(g) in the definition of “Excluded Field”:-
[**]”

1.5	The words “and/or for the prevention of post surgical adhesions” shall be included at the end of the definition of “Fibrocaps Field” in Clause 1.10;

1.6	The words “as of the date hereof” in the definition of “Issuance Date 1” in Clause 1.37 of the Agreement shall be deleted and replaced with the words “dated 14th February 2007”.

1.7	The words “and 3.3A, 3.3B, 3.3C and 3.3E” shall be inserted after the words “and 3.3” at the end of the definition of “Licences” in Clause 1.17 of the Agreement.

1.8	Clause 1.20 shall be deleted and replaced in its entirety with the following:-

“1.20
“Licensing Revenues”    any sums or other consideration received by ProFibrix and/or its Associates in respect of the licensing of the Patents including any sums received under any ProFibrix Licence Agreements but excluding;

(a)	sums received by ProFibrix and/or its Associates in respect of royalties under this Agreement.

(b)
payments received by ProFibrix for development work carried out by ProFibrix provided that such payments will only be excluded to the extent such payments do not exceed the then prevailing fair market rate payable for the type of work carried out. Any dispute as to the determination of a fair market rate that cannot be resolved through discussion between the parties shall be

3

referred to an expert for resolution in accordance with the provisions of Schedule 6.
Where Profibrix issues equity, or the right to subscribe for equity, in ProFibrix or its Associates to any third party and all or any part of the payment received by ProFibrix or its Associates is in lieu of upfront or signing fees for the licensing of the Patents then the Licensing Revenue shall be deemed to be the difference between the amount actually paid by the ProFibrix Sub-licensee for the equity and the value of equivalent equity at the last fair market value funding round. A funding round shall be considered fair market value if it involves issuing shares (i) that comprise not less than 15% of the total issued share capital of ProFibrix immediately prior to such funding round; and/or (ii) which raises over Euros five million (€ 5 Million). For the avoidance of doubt, the provisions set out in this paragraph shall not apply where ProFibrix issues equity, or the right to subscribe for equity in ProFibrix or its Associates to any third party and all or any part of such payment received by ProFibrix is in lieu of fees other than upfront or signing fees. For equity issues other than for upfront or signing fees then the Licensing Revenue shall be deemed to be the amount actually paid by the ProFibrix Sub-licensee for the equity.”

1.9	The words “and/or Know-how Products” shall be inserted at the end of the definition of “Products” in Clause 1.26.

1.10	The words “and/or the Wound Healing Field” shall be inserted al the end of the definitions of “ProFibrix Licence Agreement” in Clause 1.27.

1.11	The definition of “Sub-licence Agreement” shall be amended as follows:
“1.31    “Sub-licence Agreement    shall mean:

(a)	in respect of ProFibrix, any agreement between ProFibrix and a ProFibrix Sub-licensee; and

4

(b)	in respect of Quadrant, any agreement between Quadrant and a Quadrant Sub-licensee (as the case may be);”

1.12	The definition of “Sub-licensee” in Clause 1.32 of the Agreement shall be amended as follows:

“1.32 “Sub-licensee	shall mean:

(a) in respect of ProFibrix, a third party (including an Associate of ProFibrix) to whom ProFibrix has directly or indirectly sub-licensed, sub-contracted or otherwise transferred any of ProFibrix’s rights and/or obligations under this Agreement (a ProFibrix Sub-licensee); and

(b) means in respect of Quadrant, a third party (including an Associate of Quadrant) to whom Quadrant has directly or indirectly sub-licensed, sub-contracted or otherwise transferred any of Quadrant’s rights and/or obligations under this Agreement (a “Quadrant Sub-licensee”);”

1.13	the definition of “Fibrocaps Product” in Clause 1.14 of the Agreement shall be amended as follows:-

“1.14 “Fibrocaps Product”
any product (including any pharmaceutical formulation comprising spray dried fibrinogen and/or thrombin microcapsules or any variant thereof) whose manufacture, sale and/or supply falls within the scope of one or more claims of any Fibrocaps Patent subsisting in the country in which such manufacture, sale and/or supply took place.”

1.14	The words “Fibrocaps Products” in the definition of “Marketing Partners” shall be replaced with the word “Products”.

2.	LICENCES

2.1	The words “and a non-transferable, worldwide, non-exclusive licence under the Fibrocaps Know-How” shall be inserted after the words “Fibrocaps Patents” in Clause 3.1 of the Agreement.

5

2.2	New Clauses 3.3A, 3.3B, 3.3C, 3.3D, 3.3E and 3.3F shall be included in the Agreement as follows:-

“3.3A
Quadrant grants to ProFibrix a non-transferable, worldwide, exclusive licence under the Fibrocaps Patents and a non-transferable, worldwide, non-exclusive licence under the Fibrocaps Know-How to develop, use, manufacture and sell products within the Wound Healing Field.

3.3B	Quadrant grants to ProFibrix a non-transferable, worldwide, non-exclusive licence under the Licensed Patents to develop, use, manufacture and sell products within the Wound Healing Field.

3.3C
Quadrant grants ProFibrix a non-transferable, exclusive, royalty-free, worldwide licence under the Project IPRs owned by Quadrant to develop, use, manufacture and sell products within the Fibrocaps Field and the Wound Healing Field together with the right to sub-license subject to the provisions of Clauses 3.5 to 3.9;

3.3D
ProFibrix grants to Quadrant a non-transferable, exclusive, worldwide licence under the ProFibrix Project IPRs to develop, use manufacture and sell products other than the Fibrocaps Products, outside the Fibrocaps Field and Wound Healing Field together with the right to sub-license subject to the provisions of Clauses 3.5 to 3.8;

3.3E.
Quadrant grants to ProFibrix a non-transferable, exclusive, royalty-free, worldwide right under any Joint IPRs to develop, use, manufacture and sell products within the Fibrocaps Field and Wound Healing Field together with the right to sub-license; and

3.3F
ProFibrix grants to Quadrant a non-transferable exclusive royalty-free, worldwide right under any Joint IPRs to develop, use, manufacture and sell products outside the Fibrocaps Field and Wound Healing Field, together with the right to sub-license.

3.	SUB-LICENSING

3.1	Clause 3 of the Agreement shall be amended by deleting the existing Clauses 3.5, 3.6 and 3.7 and replacing them with new Clauses 3.5 to 3.9 as follows:

“3.5
The parties shall have the right to grant sub-licences under the Licence and under Clauses 3.3D (“the Quadrant Licences”) provided that such party enters into a written agreement with each Sub-licensee and ensures that:

3.5.1	the provisions of the Sub-licence Agreement are entirely consistent with the provisions of this Agreement;

6

3.5.2	the Sub-licence Agreement shall terminate automatically if this Agreement expires or is terminated;

3.5.3	each Sub-licensee complies fully at all times with the provisions of its Sub-licence Agreement;

3.5.4
the Sub-licensee is not entitled to and does not grant further sub-licences in respect of (a) in the case of ProFibrix, the Licensed Patents without the prior written consent of Quadrant; and (b) in the case of Quadrant, the Quadrant Licenses without the prior written consent of ProFibrix.

3.6
ProFibrix shall be responsible to Quadrant for all acts and/or omissions of each ProFibrix Sub-licensee as if such acts or omissions had been made by ProFibrix and Quadrant shall be responsible to ProFibrix for all acts and/or omissions of each Quadrant Sub-licensee as if such acts or omissions had been made by Quadrant in each case only to the extent that any such act or omission would, if it had been made by Quadrant or ProFibrix (as the case may be), have been a breach of this Agreement.

3.7
(a)    ProFibrix shall not enter into any Sub-licence Agreement, waive or otherwise agree not to assert the Patents without obtaining Quadrant’s prior written approval of the Sub-licence Agreement, waiver or non-assertion agreement. Quadrant shall not unreasonably withhold or unreasonably condition its approval to ProFibrix entering into a Sub-licence Agreement provided that it shall be reasonable for Quadrant to withhold or condition its approval to a Sub-licence Agreement if:

(i)	the terms of the Sub-licence Agreement are materially different to those of this Agreement; and/or

(ii)
Quadrant reasonably believes that any consideration paid under another transaction entered into by ProFibrix and/or its Associates is paid in relation to, or is linked to, the grant of the licences under the Sub-licence Agreement; and

(b)
Quadrant shall not enter into any Sub-licence Agreement, waive or otherwise agree not to assert the rights granted under the Quadrant Licences without obtaining ProFibrix’s prior written approval of the Sub-licence Agreement, waiver or non-assertion agreement. ProFibrix shall not unreasonably withhold or unreasonably condition its approval to Quadrant entering into a Sub-licence Agreement provided that it shall be reasonable for ProFibrix to withhold or condition its approval to a Sub-licence Agreement if:

7

(i)	the terms of the Sub-licence Agreement are materially different to those of this Agreement; and/or

(ii)	ProFibrix reasonably believes that any consideration paid under another transaction entered into by Quadrant and/or its Associates is paid in relation to, or is linked to, the grant of the licences under the Sub-licence Agreement;

3.8
A party shall, when seeking the other party’s consent to sub-licence pursuant to Clause 3.7, provide such other party with full details of the proposed sub-licensing arrangement and, in the case of ProFibrix, any associated transactions including any equity arrangements which:

3.8.1	form part of and/or are linked to such sub-licensing arrangements; and/or

3.8.2	are entered into with the proposed Sub-licensee or any of its Associates.

3.9
Notwithstanding the provisions of Clause 3.7, ProFibrix shall not be required to obtain Quadrant’s consent when sub-licensing the Patents to CROs solely for the purposes of enabling such CROs to carry out development work for ProFibrix provided that:

3.9.1
such work is paid for by ProFibrix at no more than the then prevailing fair market rates payable for the work carried out. Any dispute as to the determination of a fair market rate that cannot be resolved through discussion between the parties shall be referred to an expert for resolution in accordance with the provisions of Schedule 6; and

3.9.2	the CRO is not a potential Sub-licensee that would be interested in taking a licence from ProFibrix to enable it to manufacture and/or supply Products to third parties; and

3.9.3	ProFibrix complies with the provisions of Clause 3.5 in respect of such sub-licensing.”

4.	ROYALTIES

4.1	The existing Clause 4.2 of the Agreement shall be deleted and replaced with the following:

“4.2	ProFibrix shall pay to Quadrant a royalty of [**]% of the Net Sales Value of Fibrocaps Products manufactured, sold and/or supplied by ProFibrix, its Associates and/or ProFibrix Licensees.”

4.2	New Clauses 4.2A – 4.2C shall be included in the Agreement as follows:

8

“4.2A
ProFibrix shall pay to Quadrant a royalty of [**]% on a country by country basis of the Net Sales Value of Know-how Products manufactured, sold and/or supplied by ProFibrix, its Associates and/or ProFibrix Licensees provided that such royalty will be reduced to [**]% in relation to sales or supplies of Know-how Products in a country (i) where a royalty is payable pursuant to this Clause 4.2A and pursuant to Clause 4.3 in relation to such sales or supplies; and (ii) where Competing Product have more than [**]% of the market share attained by Know-how Products before such Competing Products were first sold in such country. ProFibrix shall not be required to pay a royalty under this Clause 4.2A in respect of a unit of Know-how Product if ProFibrix is required to pay a royalty under Clause 4.2 in respect of that unit of Know-how Product under the Licences.

4.2B
Quadrant shall pay ProFibrix a royalty of [**]% on a country by country basis of the Net Sales Values of Quadrant Products manufactured, sold and/or supplied by Quadrant, its Associates and/or Quadrant Licensees.

4.2C
The royalty payable under Clause 4.2A shall cease to be payable on Know-how Products manufactured, sold and/or supplied in a country ten (10) years from the date a Know-how Product was first put on the market in that country.

4.3	The reference (“[**]%”) in Clause 4.3 of the Agreement shall be deleted and replaced with the reference “[**]%”. The following words shall be included at the end of Clause 4.3:
“The royalty payable pursuant to this Clause 4.3 will be reduced to [**]% in relation to supplies of Licensed Product in a country (i) where a royalty is payable pursuant to Clause 4.2A above and this Clause 4.3 in relation to such sales or supplies; and (ii) where Competing Products have more than [**]% of the market share attained by the Licensed Products before such Competing Products were first sold in such country. For the avoidance of doubt ProFibrix shall be required to pay a royalty under this Clause 4.3 in circumstances where ProFibrix is also required to pay a royalty under Clause 4.2A. Where ProFibrix shall be required to pay royalties under Clause 4.2A and Clause 4.3, the total royalties payable will not exceed [**]%”. Where royalties are payable on a product under Clauses 4.2A and/or Clause 4.3 then in no circumstances shall the total royalties to be paid under Clause 4.2A and 4.3 on such product be less than [**]%.

5.	REVENUE SHARE
Clause 4.8 of the Agreement shall be deleted and replaced in its entirety with the following:

“4.8	ProFibrix shall pay to Quadrant [**]% of all Licensing Revenues received by ProFibrix and/or its Associates in accordance with this Agreement.”

9

6.	MINIMUM PAYMENTS

6.1	A new Clause 4.10 shall be included in the Agreement as follows:-
“Minimum Payments

4.10
If in any calendar year the total amount paid by ProFibrix to Quadrant pursuant to Clauses 4.2, 4.2A, 4.3 and 4.8 is less than the minimum payments set out in the table below for that calendar year, and ProFibrix does not pay to Quadrant the deficit by 31 December of that calendar year then the licences set out in Clauses 3.3A and 3.3B will terminate automatically and ProFibrix shall, and shall procure that its Associates and ProFibrix Licensees shall forthwith cease all activities requiring a licence under Clauses 3.3A and/or 3.3B. Where Quadrant has been paid amounts due under Clauses 4.2, 4.2A, 4.3 and 4.8 in Euros then for the purposes of determining whether the minimum payments have been made, ProFibrix will convert the amount paid in the relevant calendar year in Euros into pounds sterling at the open middle market rate of exchange in London as published in the Financial Times (or failing that such other published source as ProFibrix may reasonably select) prevailing at the time the minimum annual payment is made. Any sums payable under the Clause 4.10 shall be paid in pounds sterling.

Calendar Year	Minimum Payment
Calendar year ending 31 December 2008	£[**]
Calendar year ending 31 December 2009	£[**]
Calendar year ending 31 December 2010	£[**]

For the calendar year ending 31 December 2011 and each subsequent calendar year, the minimum annual payment shall be £[**] plus an additional amount to reflect any increase in the RPI over the preceding calendar year”

7.	CHANGE OF CONTROL

7.1	The following shall be included as a new Clause 4.11 and 4.12 in the Agreement:
“Change of Control Payment

4.11
If there is a Change of Control of ProFibrix, then ProFibrix shall pay to Quadrant forthwith a one-off payment of two million pounds (£2,000,000) provided that this Clause 4.11 shall not apply to any future investments in ProFibrix by (i) Index Ventures; or (ii) any other investment company whose sole or main purpose is to sell equity in that company to individuals and invest in securities issued by other companies.

10

4.12
With effect from the date of receipt in full of a payment under Clause 4.11, Quadrant will cease to be entitled to receive pursuant to Clause 4.8 a share of any future Licensing Revenue receivable by ProFibrix after the date of receipt of such payment. For the avoidance of doubt, Quadrant will continue to be entitled to receive royalties under Clause 4 notwithstanding that a payment has been made to Quadrant pursuant to this Clause 4.11 For the avoidance of doubt such Change of Control Payment shall be payable only once during the term of this Agreement.”

8.	The following shall be included as a new Clause 4A in the Agreement:-
“4A    EXCLUSIVE RIGHT TO NEGOTIATE

4А.1
Quadrant grants to ProFibrix an exclusive right to negotiate during the Exclusivity Period to receive a non-transferable, worldwide, exclusive licence under the Quadrocytes Patents and related know-how to develop, use, manufacture and sell products within the Wound Healing Field.

4A.2	ProFibrix shall pay to Quadrant on 12 June 2007 the sum of [**] (£[**]) in consideration of Quadrant granting the Exclusivity Period.

4A.3
During the Exclusivity Period, Quadrant shall not enter into any discussions with or actively respond to any proposal or offer from any third party to obtain a licence under the Quadrocytes Patents in the Wound Healing Field.

4A.4	Quadrant’s obligation under Clause 4A.3 shall terminate:-

4A.4.1	on 1 November 2007 if ProFibrix has not commenced negotiations in good faith with Quadrant for a licence of the Quadrocytes Patents; or

4A.4.2	on 1 February 2008 if an agreement for the licensing of the Quadrocytes Patents to ProFibrix has not been executed by Quadrant and ProFibrix.

4A.5
During the Exclusivity Period Quadrant will not grant any right to any third party under the Quadrocytes Patents and/or Quadrocytes Know-How to develop, use, manufacture and sell products within the Wound Healing Field.”

9.	PAYMENT TERMS
The following words shall be inserted at the start of Clause 5.4.2;
“Where payments are quoted in pounds sterling in this Agreement such payments shall be paid in pounds sterling. All other payments”

11

10.	WARRANTIES

10.1	The references to “Amendment Date” in Clauses 9.1 and 9.2 of the Agreement shall be deleted and replaced with references to “Issuance Date 1.

11.	EXPIRY AND TERMINATION

11.1	The existing Clause 11.1 of the Agreement shall be deleted and replaced with the following:

“11.1	Unless terminated earlier in accordance with the provisions of this Agreement, this Agreement shall expire upon the cessation of all obligations to pay royalties pursuant to Clause 4.”

12.	REVENUE STATEMENT INFORMATION

12.1	Schedule 5 of the Agreement shall be amended as follows:

12.1.1	The first sentence of the existing paragraph 1 shall be deleted and replaced as follows:
“In respect of each country where Fibrocaps Products, Know-how Products and/or Licensed Products were manufactured, sold and/or supplied by ProFibrix, its Associates and/or ProFibrix Licensees during that Quarter:-“

12.1.2	to include a new paragraph 1(i)(a) as follows:

“1(i)(a)
the Net Sales Value of Know-how Products expressed both in local currency and in euros together with conversion rates used and the calculation of the royalties payable in respect of Know-how Products; and”

12.1.3	the references to “Clause 5.7” in paragraph 2(iii) and paragraph 3(ii) shall be amended to refer to Clause 4.8; and

12.1.4	the reference to “Clause 6.4.4” in paragraph 3(iii) shall be amended to refer to Clause 5.4.4.

13.	NEW SCHEDULES

13.1	The Agreement shall be amended to include a new Schedule 7 (Fibrocaps Know-How) in the form set out in Annex 1 to this Amendment Deed No.2.

13.2	The Agreement shall be amended to include a new Schedule 8 (Quadrocytes Patents) in the form set out in Annex 2 to this Amendment Deed No.2.

14.	AMENDED SCHEDULE

12

14.1	The table of Fibrocaps patents set out in Schedule 1 shall be deemed amended to reflect the fact that a Fibrocaps Patent has now been granted in Canada (Patent No. 2253412).

15.	DEVELOPMENT OF FIBROCAPS PRODUCTS
ProFibrix acknowledges that the Development Plan specified in Schedule 4 of the Agreement has been completed to ProFibrix’s satisfaction. The parties have on 12 June 2007 entered into a new Research and Development Agreement for development work to be undertaken in the Fibrocaps Field, which supersedes the Development Plan.

16.	MISCELLANEOUS

16.1	The amendments set out in this Deed of Amendment No. 2 shall take effect from the date set out at the start of this Deed of Amendment No. 2.

16.2	The Agreement shall continue in full force and effect subject only to the amendments set out in Amendment Deed No. 1 and this Amendment Deed No. 2.

16.3
The validity, construction and performance of this Amendment Deed No. 2 shall be governed by English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts in respect thereof.

13

ANNEX 1

SCHEDULE 7

Fibrocaps Know-How

Fibrocaps™ know-how documentation

1.	Technical reports

Number	Author	Title
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

14

Number	Author	Title
[**]	[**]	[**]
[**]	[**]	[**]
2. Project Minutes
Number	Author	Title
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
3. Laboratory Notebooks
Number	Author	Content
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
4. Analytical Methods
Number	Author	Title
[**]	[**]	[**]

15

Number	Author	Title
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

16

5.	Trehalose Reports

Title	Report No.	Report Date	Sponser	Testing facility	Author
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

17

ANNEX 2

SCHEDULE 8

Quadrocytes Patents

File Number	Title	Patent/Application Number	Countries
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

18

EXECUTED and DELIVERED as a Deed by the parties through their duly authorised representatives on the date written at the top of the first page of this Agreement:-

EXECUTED and DELIVERED as a DEED by Quadrant Drug Delivery Limited acting by two of its Directors or by its Company Secretary and one of its Directors

EXECUTED and DELIVERED as a DEED by Profibrix B.V. through Jaap Koopman, who is permitted to sign in accordance with the laws of the Netherlands
) ) ) ) ) ) ) )	Signed: /s/ Lee Coleman Full Name: Lee Coleman Company Secretary Signed: /s/ Colin Coleman Full Name: Colin Coleman Director Signed: /s/ Jaap Koopman Jaap Koopman Sole Statutory Director

19

Confidential

AMENDMENT DEED NO. 3

THIS AMENDMENT DEED NO.3 is made the 02nd day of July 2012

BETWEEN:-
(1)    Quadrant Drug Delivery Limited, a company incorporated under the laws of England with company registration number 2704727 and whose registered office is at One Prospect West, Chippenham, Wiltshire, SN14 6FI1. United Kingdom (“Quadrant”); and
(2)    ProFibrix B.V. a company registered in The Netherlands whose statutory seat is at Zernikedreef 9, 2333CK Leiden, The Netherlands (“ProFibrix”)
BACKGROUND
(A)    Quadrant and ProFibrix entered into the Fibrocaps Patent Licensing Agreement dated 25 October 2004 (the “Original Agreement”).
(B)    Quadrant and ProFibrix amended the Original Agreement pursuant to Amendment Deed No. 1 dated 14 February 2007 (“Amendment Deed No. 1”).
(C)    Quadrant and ProFibrix amended the Original Agreement pursuant to Amendment Deed No. 2 dated 12th June 2008 (“Amendment Deed No. 2”)
(D)    Quadrant and ProFibrix now wish to further amend the Original Agreement in accordance with the provisions set out in this Amendment Deed No. 3. In this Amendment Deed No. 3, the Original Agreement as amended by Amendment Deed No. 1, Amendment Deed No. 2 and this Amendment Deed No 3 is referred to as the “Licence Agreement”.
THIS AMENDMENT DEED NO.3 WITNESSES AS FOLLOWS:-
Schedule 1 and Schedule 2 of the License Agreement shall be deleted and replaced by Schedule 1 and Schedule 2 of this Amendment Deed No 3 and Schedule 3 of this Amendment Deed No 3 shall be added to the License Agreement to include Joint IPRs under Clause 3.3E (added under Amendment Deed No.2) of the License Agreement.
The address for communication to the parties given in Clause 13.3.3 of the License Agreement shall be amended as follows:

Confidential

Notices to Quadrant:	Notices to Profibrix:
The Company Secretary Quadrant Drug Delivery Limited One Prospect West Chippenham Wiltshire SN 14 6FH UK Fax: +44 1249 667 701	CEO Profibrix B.V. Zernikedreef 9, 2333CK, Leiden The Netherlands
The amendment and approval set out in this Amendment Deed No. 3 shall take effect from the date set out at the start of this Amendment Deed No. 3.
The Original Agreement shall continue in full force and effect subject only to the amendments set out in Amendment Deed No. 1, Amendment Deed No 2 and this Amendment Deed No. 3.
The validity, construction and performance of this Amendment Deed No. 3 shall be governed by English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts in respect thereof.
EXECUTED and DELIVERED as a Deed by the parties through their duly authorised representatives on the date written at the top of the first page of this Amendment Deed No. 3:-

EXECUTED and DELIVERED as a DEED by ) Quadrant Drug Delivery Limited acting by two of its Directors or by its Company Secretary and one of ) its Directors. ) )	Signed: /s/ Anne Hyland Full Name: Anne Hyland Director/Company Secretary Signed: /s/ Christopher Blackwell Full Name: Christopher Blackwell Director
EXECUTED and DELIVERED as a DEED by ProFibrix B.V. through Jaap Koopman. who is permitted to sign in accordance with the laws of the ) Netherlands. ) ) )	Signed: /s/Jacob Koopman Jacob Laurens Koopman Acting in his capacity as CSO and statutory Director of ProFibrix B.V.

Confidential

Confidential

Schedule 1 -

The Fibrocaps Patents

Internal Family Ref	Country Code	Application No	Patent No	Type	Status	Filing Date	Expiry Date
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential

Schedule 2 -
The Licensed Patents

Internal Family Ref	Country Code	Application No	Patent No	Type	Status	Filing Date	Expiry Date
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

Confidential

Schedule 3

Joint IPRs

Internal Family Ref	Country Code	Application No	Patent No	Type	Status	Filing Date	Expiry Date
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]